Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Central Virginia Bankshares, Inc. of our report dated March 31, 2008, with respect to the consolidated financial statements of Central Virginia Bankshares, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. We also consent to the reference in such Registration Statement to our firm under the caption “Experts”.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

February 27, 2009